Exhibit 23.1
Marshall Edwards, Inc.
140 Wicks Road
NORTH RYDE NSW 2113
AUSTRALIA
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-136440) of Marshall Edwards, Inc. of our report dated September 27, 2007, relating to the consolidated financial statements which appear in this Form 10-K.
BDO Kendalls (NSW)
Sydney, NSW, Australia
September 27, 2007